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                   [DRESSER INDUSTRIES, INC. LETTERHEAD]


                              April 18, 1996






Dresser Industries, Inc.
2001 Ross Avenue
Dallas, Texas 75201

Re: Registration Statement on Form S-3
    Dresser Industries, Inc.

Gentlemen:


Reference is made to the Registration Statement on Form S-3, as amended or supplemented (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the contemplated issuance by Dresser Industries, Inc. (the "Company") from time to time of up to $400,000,000 of Debt Securities (the "Debt Securities"). The Debt Securities are to be issued pursuant to an Indenture dated as of April 18, 1996 (as amended or supplemented, the "Indenture") between the Company and Texas Commerce Bank National Association as Trustee. As Corporate Counsel of the Company, I have examined such corporate records, certificates and other documents and questions of law as I deem necessary or appropriate to this opinion.

Based on the foregoing, I am of the opinion that:

  (a) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware; and

  (b) The Indenture is, and the Debt Securities, when duly authorized, authenticated and delivered in accordance with the terms of the Indenture, will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as Exhibit 5 to said Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained therein.

                                          Very truly yours,



                                           /s/  Rebecca R. Morris
                                          ---------------------------------
                                          Rebecca R. Morris
                                          Vice President-Corporate Counsel
                                           and Secretary